UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2013 (December 28, 2012)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street New York, NY 10005
(Address, including zip code, of Principal Executive Offices)

(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2013, United Realty Trust Incorporated (the “Company”) appointed Joseph LoParrino to serve as Chief Accounting Officer of the Company, and the Company’s advisor, United Realty Advisors LP (the “Advisor”), appointed Mr. LoParrino to serve as Chief Accounting Officer of the Advisor, each effective as of March 15, 2013.

Mr. LoParrino, 45, served as Vice President, Controller for Retail Opportunity Investments Corp., a public REIT, where he oversaw general accounting functions, from February 2010 through December 2012. Mr. LoParrino previously served as Director of Accounting for Monday Properties, a privately held owner and operator of office buildings located in New York City and Washington, D.C., where, among other duties, he oversaw and managed all property accounting and lease administration for Class A office buildings, from March 2008 through February 2010. From February 2007 through March 2008, Mr. LoParrino served as Vice President – Retail Accounting for Centro Properties Group, an Australian owner and operator of retail shopping centers, where he oversaw a staff performing the general accounting functions of approximately 450 retail shopping centers and supervised the preparation of U.S. financial reports. From April 1999 to February 2007 he was the Vice President and Controller for Urstadt Biddle Properties, a public REIT. He graduated in 1990 from Queens College of the City University of New York with a B.A. in accounting and economics. Mr. LoParrino is a New York licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

Item 8.01. Other Events.

Declaration of Daily Distribution

On December 28, 2012, the Board of Directors of the Company declared daily distributions on the shares of common stock of the Company, par value $0.01 per share, at a daily rate of $0.00210958904 per share, which equates to an annual rate of $0.77 per share based on a 365-day year. The distributions began to accrue as of daily record dates starting on January 1, 2013, and will be aggregated and paid monthly, on payment dates to be determined by the Company, to stockholders who hold common stock as of such daily record dates.

Escrow Break

On December 28, 2012, the Company satisfied the escrow conditions of its best efforts public offering of common stock.  As of December 28, 2012, the Company had received and accepted aggregate subscriptions in excess of the minimum of 200,000 shares, broken escrow and issued 201,770.4629 shares of common stock to its initial investors, who were admitted as stockholders.  The Company intends to issue the press release attached hereto as Exhibit 99.1 and incorporated by reference herein announcing the escrow break.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: January 4, 2012	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors